Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-31600) of BellSouth Corporation of our report dated June 27, 2005 relating to the financial statements and the supplemental schedule of the BellSouth Savings and Security Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 27, 2005

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